UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

(Date of Report: Date of earliest event reported)

April 18, 2006

GOLDEN SPIRIT GAMING LTD.
(Exact name of registrant as specified in its charter)

                       Delaware                   000-26101                          52-2132622

(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S Employer Identification No.)

1288 Alberni Street, Suite 806, Vancouver, British Columbia, Canada      V6E 4R8

                       (Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:

(604) 664-0484

_________________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02_TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On July 18, 2005, with subsequent amendments dated September 20, 2005 and November 30, 2005, the Company entered into an Acquisition Agreement with 4 of A Kind Enterprises (“4KE”), A Nevada Corporation, to acquire 100% ownership of 4KE. 4 of A Kind Enterprises doing business as Everything About Poker.com specializes in the business of marketing poker related merchandise, internet media, educational card playing and boot-camp events.  In addition, they also sponsor professional poker players in all major tournaments around the United States, including the World Series of Poker (WSOP), the World Poker Tour (WPT), and the Professional Poker Tour (PPT) events.

It was agreed by and between the parties that, in accordance with the provisions of their respective bylaws, that the Company shall acquire One Hundred Percent (100%) of the assets only of 4KE, and that 4KE will become a wholly owned subsidiary of the Company. Both Companies shall continue to have separate and distinct corporate existence. The Company will not be responsible for any liability or debt that 4KE has incurred to date unless specified.

At the time of the signing of this acquisition agreement the Board of Directors of 4KE was responsible to collect and present to Board of Directors of the Company, One Hundred Percent (100%) of the issued and outstanding shares of 4KE along with all necessary documentation to exchange said shares for shares of the Company.

Thereafter, the total consideration paid to 4KE by the Company was the following:

The Company issued Twenty Five Million (25,000,000) shares of its Rule 144 restricted common share to 4KE.  4KE agreed to redistribute said shares to certain individuals and entities and hold these shares in trust until closing of the agreement(s). The Company issued certain stock options to purchase free trading common shares of the Company, to the consultants and officers and directors of 4KE, for services rendered, at a price of .02 cents per share, and 4KE agreed to have said consultants, officers, and directors purchase said shares. The offering of the options and the purchase by the consultants, officers and directors of 4KE are material conditions to this contract.  It was agreed, that all funds received by the purchase of these options shall be put in a bank account, exclusively, for the use of 4KE.

The closing of the agreement was extended to March 31, 2006, subject to the receipt of full audited financial statements from 4KE and subsequent regulatory acceptance. Thereafter, the Company would obtain 100% ownership of 4KE. The Company received the audited financial statements from 4KE on March 30, 2006.

Based upon the review of the September 20, 2005 audited financial statements of 4KE by the Board of Directors, it was concluded that the purchase price, being 25,000,000 shares of the Company valued at $500,000 USD was not a fair value for the acquisition of 4KE. As such and in the best interests of its shareholders, the Board of Directors, on April 18, 2006, gave formal written notice to 4KE that the agreement originally dated July 22, 2005, with subsequent amendments dated September 20, 2005 and November 30, 2005, between Golden Spirit Gaming Ltd. and 4 of A Kind Enterprises, have been terminated. There are no penalties surrounding the termination of the agreement(s).

In accordance with the formal termination, the 25,000,000 restricted Rule 144 shares of the Company issued to 4KE and currently held in trust, will be returned to the Company by the trustee for cancellation and return to its treasury.

ITEM 9.01 EXHIBITS.

(c)  Exhibits

10.01

Amended 4KE Acquisition Agreement **

** Previously filed in the 8-K dated January 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

Golden Spirit Gaming Ltd.

/s/: Robert Klein

DATED:  April 20, 2006

By:

Robert Klein, President